(Face of Security)
                                       Form of
                       11 3/4% Series C SENIOR SECURED STEP-UP NOTE
                                  DUE JULY 1, 2000

No.
$--------------

                                          WRIGHT MEDICAL TECHNOLOGY, INC.

promises to pay to



or registered assigns

the principal sum of __________________________________ Dollars on July 1, 2000.

Interest Payment Dates:  July 1, and January 1
commencing January 1, 1998

Record Dates:  June 15 and December 15

Authenticated:                                       Date:_____________________

STATE STREET BANK and TRUST                          WRIGHT MEDICAL TECHNOLOGY,
COMPANY, as Trustee                                  INC.

By:___________________________                       By: _______________________
         Authorized Officer                              Officer of the Company

                                                     Attest:___________________
                                                         Officer of the Company

                                     (SEAL)

                         (Back of Security)

                           --------------

       11 3/4% Series C Senior Secured Step-Up Note due July 1, 2000

     [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

                  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR
--------
1      This paragraph should be included only if the Security is in global form.

                  ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION SATISFACTORY TO IT, AND SUBJECT TO THE REQUIREMENT THAT IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     Capitalized terms used herein shall have the meanings ascribed to them in the Indenture unless otherwise indicated.

     1. Interest. Wright Medical Technology, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this 11 3/4% Series C Senior Secured Step-up Note (the "Series C Note") at 11 3/4% per annum from the date of issuance until maturity provided that the interest rate will be 12 1/4% on the first anniversary of the consummation of the Exchange Offer if a Sale (as defined in the Indenture), including a sale of all or substantially all of the assets of the Company or a transaction whereby an unrelated person acquires a direct or an indirect majority interest in the voting power of the Company by way of merger, consolidation or similar transaction, has not occurred. The Company will pay interest semiannually on July 1 and January 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date").

     Interest on the Series C Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Series C Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 1, 1998. The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the same rate per annum on the Series C Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Series C Notes (except defaulted interest) by check or wire transfer to the Persons who are registered Holders of Series C Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Series C Notes are cancelled after such record date and on or before such Interest Payment Date. The Series C Notes will be payable both as to principal and interest at the office of the Paying Agent maintained for such purpose within the City and State of New York. The Company will pay or cause to be paid all amounts payable with respect to any Series C Note (without any presentment of such Security and without any notation of such payment being made thereon) by crediting by federal funds bank wire transfer to the Holder's account in any bank in the United States only as may be designated and specified in writing by such Holder. The Purchaser's initial bank account for this purpose is set forth on its signature page to the Purchase Agreement.

     3. Paying Agent and Registrar. Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Series C Notes under an Indenture dated as of August 6, 1997 ("Indenture") between the Company and the Trustee. The terms of the Series C Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss.77aaa-77bbbb) (the "TIA"). The Series C Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Series C Notes are limited to $85 million in aggregate principal amount, plus amounts, if any, sufficient to pay interest and premium, if any, on outstanding Series C Notes as set forth in Paragraph 2 hereof.

     5. Optional Redemption. The Company may redeem all or any of the Securities, in whole or in part, at any time on or after July 1, 1997, at a redemption price equal to the percentages of the principal amount thereof set forth below, plus accrued and unpaid interest to the redemption date if redeemed during the twelve months commencing on or after July 1, in the years set forth below:

                  Year                                             Percentage

                  1997..........................................      103%
                  1998 and thereafter...........................      100%


     6.  Mandatory Offers to Repurchase.

     (a) Following the occurrence of any Change of Control, the Company will be required to offer (a "Change of Control Offer") to purchase all outstanding Securities at a purchase price equal to 101% of the aggregate principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"), in each case in accordance with and to the extent provided in the Indenture. The Change of Control Offer shall remain open for a period of 20 Business Days after its commencement unless a longer offering period is required by law. No earlier than 30 days nor later than 40 days after the notice of the Change of Control Offer has been mailed (the "Change of Control Payment Date"), the Company shall deposit, to the extent lawful, with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof tendered by Holders. The Paying Agent shall promptly mail or deliver payment for all Securities tendered in the Change of Control Offer.

     A Holder of Series C Notes may tender or refrain from tendering all or any portion of his Series C Notes at his discretion by completing the form entitled "Option of Holder to Elect Purchase" appearing on the reverse side of this Series C Note. Any portion of Series C Notes tendered must be in integral multiples of $1,000.

     (b) If the Company consummates any Asset Sale (as such term is defined in the Indenture), the Company may be required to utilize a certain portion of the Net Proceeds received from such Asset Sale to offer to redeem Securities at par. Holders of Series C Notes which are the subject of an offer to redeem will receive an offer to redeem from the Company prior to any related redemption date, and may elect to have such Series C Notes redeemed by completing the form entitled "Option of Holder to Elect Purchase" appearing on the reverse side of this Series C Note.

     7. Notice of Redemption. Subject to Section 3.08 of the Indenture relating to repurchases in connection with Asset Sales, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Series C Notes are to be redeemed at such Holder's registered address. Series C Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000 unless all of the Series C Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Series C Notes or portions thereof called for redemption.

     8. Denominations, Transfer, Exchange. The Series C Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Series C Notes may be registered and Series C Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements, transfer documents and opinions and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Series C Note or portion of a Series C Note selected for redemption, except for the unredeemed portion of any Series C Note being redeemed in part. Also, it need not exchange or register the transfer of any Series C Notes for a period of 15 days before a selection of Series C Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.


     9. Persons Deemed Owners. The registered Holder of a Series C Note may be treated as its owner for all purposes.

     10. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Series C Notes may be amended or supplemented and any existing Default under, or compliance with any provision of, the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency; to provide for uncertificated Securities in addition to or in place of certificated Securities; to comply with Section 5.01 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under the Indenture of any Holder; or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

     11. Defaults and Remedies. An Event of Default is (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on them; (iii) failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture, the Securities, the Registration Rights Agreement or the Collateral Agreements or, in the case of failure of the Company to maintain its corporate existence or its consolidated net worth, or to comply with the restrictions on restricted payments, incurrence of indebtedness, asset sales, changes of control or on consolidation, merger or transfer or sale of substantially all its assets, without such notice or passage of time; (iv) certain defaults under and acceleration prior to maturity of other indebtedness; (v) certain final judgments which remain undischarged; (vi) and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Security Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     13. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Series C Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Series C Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Series C Notes.

     14.  Authentication.   This  Series  C  Notes  shall  not  be  valid  until
authenticated by the manual signature of the Trustee or an authenticating agent.

     15. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Series C Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement.

     16. Collateral Agreements, Etc. Each Holder of Series C Notes, by accepting a Series C Note, agrees to be bound to all of the terms and provisions of the Collateral Agreements (as defined in the Indenture), as such Collateral Agreements may be amended from time to time.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as : TEN COM (= tenants in common), TEN ENT ( = tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                           WRIGHT MEDICAL TECHNOLOGY, INC.
                           5677 Airline Road
                           Arlington, Tennessee 38002
                           Attn:  Treasurer

                      ASSIGNMENT FORM


To assign this Series C Note, fill in the form below: (I) or (we) assign and transfer this Series C Note to

-----------------------------------------------------------------------------
            (Insert assignee's So. Sec. or Tax I.D. No.)

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
           (Print or type assignee's name, address and zip code)

and irrevocably appoint------------------------------------------------------
to transfer this Series C Note on the books of the Company. The agent may substitute another to act for him.

-----------------------------------------------------------------------------

Date:

                               Your Signature:



                               ----------------------------------------------
                               (Sign exactly as your name appears on the face
                                of the Series C Note)

Signature Guarantee.

                 Option of Holder to Elect Purchase

     If you receive notice of an offer to repurchase pursuant to the terms of the Indenture and if you want to elect to have this Series C Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, check the appropriate box below:

                               -------  Section 4.11 (Asset Sales)

                               -------  Section 4.12 (Change of Control)

     If you want to elect to have only part of the Series C Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, state the amount you elect to have purchased:
$-------------.

Date:                           Your Signature:



                                -----------------------------------------
                                (Sign exactly as your name appears on the
                                 Series C Note)

                                 Tax Identification No.:
                                                        ---------------------


Signature Guarantee.

               SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES2

                  The following exchanges of a part of this Global Series C Note for Definitive Securities have been made:


                                          Principal
          Amount of       Amount of       Amount          Signature of
Date      decrease        increase        of this Global  authorized
of        in Principal    in Principal    Series C Note   officer of
Exchange  Amount          Amount          following such  Trustee or
          of this Global  of this Global  decrease (or    Securities
          Series C Note   Series C Note   increase)       Custodian
--------- --------------  --------------  --------------  -------------



--------
2        This should be included only if the Security is issued in global form.